Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements on Form S‑3 (File No. 333‑156941, 333‑171957, 333‑194706) and Form S‑8 (File No. 333‑208310, 333‑200798, 333‑185065, 333‑171954, 333‑150268) of our report dated September 8, 2016, relating to the consolidated financial statements of EnSync, Inc., which appears in this Annual Report on Form 10‑K for the year ended June 30, 2016.

Milwaukee, Wisconsin
September 8, 2016